Exhibit 99.B(E)(8)

Amendment

Dated May 24, 2006

to the

Rydex Variable Trust

Investor Services Plan,

Dated December 31, 1998,

as Amended

Amendment to the

Rydex Variable Trust

Investor Services Plan

Investor Service Fee

Rydex Funds

Nova Fund

Inverse S&P 500 Fund (formerly Ursa Fund)

Precious Metals Fund

Inverse OTC Fund (formerly Arktos Fund)

OTC Fund

Inverse Government Long Bond Fund (formerly Juno Fund)

Europe Advantage Fund (formerly Large-Cap Europe Fund)

Japan Advantage Fund (formerly Large-Cap Japan Fund)

Russell 2000 Advantage Fund (formerly Mekros Fund)

Mid-Cap Advantage Fund (formerly Medius Fund)

Dynamic S&P 500 Fund (formerly Titan 500 Fund)

Inverse Dynamic S&P 500 Fund (formerly Tempest 500 Fund)

Dynamic OTC Fund (formerly Velocity 100 Fund)

Inverse Dynamic OTC Fund (formerly Venture 100 Fund)

Dynamic Dow Fund (formerly Long Dynamic Dow 30 Fund)

Inverse Dynamic Dow Fund (formerly Inverse Dynamic Dow 30 Fund)

Large-Cap Value Fund

Large-Cap Growth Fund

Mid-Cap Value Fund

Mid-Cap Growth Fund

Inverse Mid-Cap Fund

Small-Cap Value Fund

Small-Cap Growth Fund

Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)

Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund)

Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)

Government Long Bond Advantage Fund (formerly U.S. Government Bond Fund)

U.S. Government Money Market Fund

All-Cap Value Fund

Internet Fund

Real Estate Fund

Utilities Fund

Commodities Fund

Sector Rotation Fund

Multi-Cap Core Equity Fund (formerly Core Equity Fund)

Absolute Return Strategies Fund

Market Neutral Fund

Hedged Equity Fund

CLS AdvisorOne Amerigo Fund

CLS AdvisorOne Clermont Fund

CLS AdvisorOne Berolina Fund

S&P 500 Fund

Dynamic Russell 2000 Fund

Inverse Dynamic Russell 2000 Fund

Russell 2000 Fund

EPT Moderate Fund

EPT Conservative Fund

EPT Aggressive Fund

Investor Service Fee	Twenty-Five basis points (.25%)

Calculation of Fee

The investor service fee is based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.